================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                             CONEXANT SYSTEMS, INC.
             (Exact name of Registrant as Specified in its Charter)


              Delaware                                    25-1799439
   (State or Other Jurisdiction of                     (I.R.S. Employer
   Incorporation or Organization)                     Identification No.)

                            -------------------------

                               4311 Jamboree Road
                      Newport Beach, California 92660-3095
                                 (949) 483-4600
                    (Address of Principal Executive Offices)

                            -------------------------

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                 1999 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                            -------------------------

                               DENNIS E. O'REILLY
                             Senior Vice President,
                          General Counsel and Secretary
                             Conexant Systems, Inc.
                               4311 Jamboree Road
                      Newport Beach, California 92660-3095
                                 (949) 483-4600
            (Name, Address and Telephone Number of Agent for Service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                    Proposed           Proposed
                                                                     Maximum            Maximum
                                                Amount              Offering           Aggregate         Amount of
          Title of Securities                   to be               Price Per          Offering        Registration
           to be Registered                 Registered(1)           Share(2)           Price(2)             Fee
----------------------------------------------------------------------------------------------------------------------
 Common Stock,                           1,700,000 shares(4)        $66.4375         $112,943,750       $31,398.37
 par value $1.00 per share
 (including associated Preferred
 Stock purchase rights)(3)
======================================================================================================================

(1) There is also being registered hereunder such additional undetermined number of shares of common stock that may be issued from time to time as a result of the anti-dilution provisions of the Plans.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h), and based on the average of the high and low prices of the common stock of Conexant Systems, Inc. as reported on July 27, 1999 on The Nasdaq Stock Market, Inc. National Market System.

(3) This Registration Statement includes associated stock purchase rights under the Rights Agreement, dated as of November 30, 1998, by and between the Registrant and ChaseMellon Shareholder Services, LLC, as rights agent.

(4) Represents 1,500,000 shares authorized for issuance under the Registrant's 1999 Employee Stock Purchase Plan and 200,000 shares under the Registrant's 1999 Non-Qualified Employee Stock Purchase Plan.

================================================================================

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Conexant Systems, Inc. (the "Company") relating to 1,500,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), issuable to eligible employees of the Company and its affiliates under the Conexant Systems, Inc. 1999 Employee Stock Purchase Plan and 200,000 shares of the Company's Common Stock, issuable to eligible employees of the Company and its subsidiaries under the Conexant Systems, Inc. 1999 Non-Qualified Employee Stock Purchase Plan (collectively, the "Plan").

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*        Information required by Part I of Form S-8 to be contained in the
         Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (a) The Company's Registration on Form 10 (File No. 000-24923);

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended January 1, 1999 and March 31, 1999;

         (c) The description of the Company's Common Stock contained in Item 11 of the Company's Registration Statement on Form 10 (File No. 000-24923), including any amendment or report filed for the purpose of updating such description; and

         (d) The Company's current Reports on Form 8-K dated January 12, 1999, January 20, 1999, May 4, 1999, May 13, 1999, June 11, 1999, and
             July 22, 1999.

         (e) The description of the Company's Rights contained in Item 11 of the Company's Registration Statement on Form 10 (File No. 000-24923), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law (the "DGCL") permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to certain limitations. The Company's Restated Certificate of Incorporation provides that Company directors are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock, or
(iv) for any transaction from which a director derived an improper personal benefit.

         The DGCL allows for indemnification of directors, officers, employees and agents subject to certain limitations. The Company's By-Laws, as amended, and the appendix thereto provide for the indemnification of directors, officers, employees and agents of the Company to the extent permitted by Delaware law.

         The Company has a directors' and officers' liability insurance policy which insures the Company's directors and officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1*     Restated Certificate of Incorporation of the Company, filed as
                  Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-68755) (the "Savings Plan Form S-8") and incorporated herein by this reference.

         4.2* Amended By-Laws of the Company, filed as Exhibit 4.2 to the Savings Plan Form S-8 and incorporated herein by this reference.

         4.3* Specimen certificate for the Company's Common Stock, par value $1 per share, filed as Exhibit 4.3 to the Company's Registration Statement on Form 10 (File No. 000-24923) (the "Form 10") and incorporated herein by this reference.

         4.4* Rights Agreement, dated as of November 30, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4.4 to the Savings Plan Form S-8 and incorporated herein by this reference.

         5        Opinion of Gibson, Dunn & Crutcher LLP

         23.1     Consent of Deloitte & Touche LLP, independent auditors

         23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto)

         24       Power of Attorney (contained on signature page hereto)
-----------------
 * Incorporated herein by reference

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for a filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on July 30, 1999.

                                         CONEXANT SYSTEMS, INC.


                                         By: /s/ Dwight W. Decker
                                             -----------------------------------
                                             Dwight W. Decker
                                             Chairman of the Board and Chief
                                             Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints DWIGHT W. DECKER his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

       Signature                               Title                                    Date
       ---------                               -----                                    ----
/s/ Dwight W. Decker                Chairman of the Board, Chief Executive          July 30, 1999
--------------------------------    Officer and Director
    Dwight W. Decker                (Principal Executive Officer)


/s/ Donald R. Beall                           Director                              July 30, 1999
--------------------------------
    Donald R. Beall


/s/ Richard M. Bressler                       Director                              July 30, 1999
--------------------------------
    Richard M. Bressler


/s/ F. Craig Farrill                          Director                              July 30, 1999
--------------------------------
    F. Craig Farrill


/s/ Jerre L. Stead                            Director                              July 30, 1999
--------------------------------
    Jerre L. Stead


/s/ Balakrishnan S. Iyer             Senior Vice President and Chief                July 30, 1999
--------------------------------           Financial Officer
    Balakrishnan S. Iyer              (Principal Financial Officer)


/s/ Steven M. Thomson                 Vice President and Controller                 July 30, 1999
--------------------------------     (Principal Accounting Officer)
    Steven M. Thomson

                                  EXHIBIT INDEX

 Exhibit No.               Description
 -----------               -----------

     4.1*      Restated Certificate of Incorporation of the Company, filed as
               Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-68755) (the "Savings Plan Form S-8")

     4.2* Amended By-Laws of the Company, filed as Exhibit 4.2 to the Savings Plan Form S-8

     4.3* Specimen certificate for the Company's Common Stock, par value $1 per share, filed as Exhibit 4.3 to the Company's Registration Statement on Form 10 (File No. 000-24923) (the "Form 10")

     4.4* Rights Agreement, dated as of November 30, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4.4 to the Savings Plan Form S-8

     5         Opinion of Gibson, Dunn & Crutcher LLP

    23.1       Consent of Deloitte & Touche LLP, independent auditors

    23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto)

    24         Power of Attorney (contained on signature page hereto)

---------------

 * Incorporated herein by reference. See sequentially numbered page 3.